FOR IMMEDIATE DISTRIBUTION

Premier Power Reports 2009 Fourth Quarter and Year End Results

•	Net Income of $4.1 Million for fourth Quarter and $3.6 Million for the Year End

•	Fourth Quarter Revenue Increases 148% from Third Quarter

•	Gross Margin Increases Year-Over-Year to 14.5%

El Dorado Hills, CA, March 15, 2010 – Premier Power Renewable Energy, Inc. (OTCBB: PPRW.OB), a global leader in the development, design, engineering and construction of solar power systems for commercial, government and utility markets in the U.S., Spain and Italy, today reported financial results for its fourth quarter and year ended December 31, 2009.

Fourth Quarter & 2009 Year-End Highlights

•	Net income of $4.1 Million for fourth Quarter and $3.6 Million for the Year End

•	Revenue increases 148% from the third quarter

•	Gross margins increase 2 points year-over-year

•	Premier Power currently has 35 MWs under development in Italy. Premier is nearing completion on the first MW. Premier recognized revenue on this first MW in the fourth quarter of 2009.

•	Premier's Spanish business has secured contracts for over 3 MWs this year, representing 100% growth over last year. As a result there has been a significant increase in backlog.

For the fourth quarter of fiscal 2009, Premier Power reported total revenue of $15.6 million, an increase of $9.3 million, or 148 percent, from the third quarter of fiscal 2009.  Revenue from our Spanish and Italian operations was $11.6 million in the fourth quarter of 2009, an increase of $9.7 million, or 539 percent, from the third quarter.   United States Commercial and Residential revenue was $4.0 million compared to $4.5 million in the third quarter.  For the fourth quarter of fiscal 2008 total revenue was $17.0 million, of which $0.5 million was from our Spanish market and $16.5 million was United States Commercial and Residential revenue.

For the year ended December 31, 2009, total revenue was $30.8 million compared to $44.2 million for the year ended December 31, 2008.

The Company experienced strong growth in our newly acquired Italian subsidiary during the fourth quarter.  “We continued to make substantial progress in the fourth quarter, particularly compared to the first half of the year,” said Dean Marks, chief executive officer of Premier Power. “While the challenging economic environment and tight credit markets have impacted our overall revenue in 2009, we have made significant progress in expanding Premier’s global footprint and market opportunity with the acquisition of our Italian subsidiary in the third quarter.”

For the fourth quarter of fiscal 2009, the Company reported a GAAP net income of $4.1 million, or $.13 per diluted share, compared to a GAAP net loss of $1.0 million, or ($0.04) per share, in the third quarter of fiscal 2009. For the fourth quarter of fiscal 2008, GAAP net loss was $46 thousand, or ($0.00) per share.

For the year ended December 31, 2009, the Company reported a GAAP net income of $3.6 million, or $0.11 per diluted share, compared to a net income of $0.8 million, or $0.02 per diluted share, for the prior year. Results for 2009 included income of $6.5 million associated with changes in the fair value of financial instruments.

“In addition to achieving our fourth quarter financial targets, the Company completed the integration of its Italian subsidiary,” said Frank J. Sansone, Chief Financial Officer of Premier Power. “The Company had cash and cash equivalents of $3.8 million and increased its accounts receivable to $7.7 million as of December 31, 2009.”

Financial Outlook

For 2010, the Company is expecting revenue of $105-$115 million with a gross margin between 16%-20%.  Historically, we have successfully funded the construction of our large scale projects through a combination of debt, equity and vendor partnerships, and this guidance is based on the Company’s ability to continue to do the same in 2010.  This is an important and critical piece of us being able to meet this revenue target and our strategic objectives.

Investor Conference Call Information

The earnings conference call to discuss the fourth quarter earnings is scheduled for Monday, March 15, 2010 at 2:00 pm pacific time. To participate on this conference call, please dial (888) 846-5003 for calls within the U.S. and (480) 629-9856 for calls from international locations, and request the “Premier Power” conference call. The call will also be broadcast live over the Internet and will be available for replay for 90 days following the call at www.premierpower.com. A telephone replay will be available two hours after the call through March 22, 2010 by dialing (800) 406-7325 in the United States and (303) 590-3030 for international callers. All parties will need the following replay pass code 4260772.

FORWARD-LOOKING STATEMENTS

This release contains certain "forward-looking statements" relating to the business of Premier Power Renewable Energy, Inc. (“Premier”), which can be identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including all business uncertainties relating to reliance on a limited number of customers, market demand, cyclical nature of our markets, reliance on key personnel, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on Premier's current expectations and beliefs concerning future developments and their potential effects on the company. There can be no assurance that future developments affecting Premier will be those anticipated by Premier. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

About Premier Power

Premier Power Renewable Energy, Inc. is a leading global provider of large and small-scale solar power systems, delivering unmatched experience to commercial, governmental and residential customers throughout North America and Europe. Premier Power designs, engineers and integrates the solar industry's leading products. Premier Power's technologies and services have enabled its customers to maximize clean energy output along with project savings. Today, Premier Power designs and deploys the most innovative solar electric systems through market-leading innovation and exceptional customer service. Premier Power is headquartered in El Dorado Hills, CA and has common stock quoted on the OTC Bulletin Board under the symbol PPRW.OB. Additional information is available at the Company's website at www.premierpower.com.

Contact:

Investor Contact:
Todd Kehrli & Charles Messman
MKR Group, Inc.
323-468-2300
pprw@mkr-group.com

PREMIER POWER RENEWABLE ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31,
	2009	2008
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$3,792	$5,771
Accounts receivable, net of allowance for doubtful accounts of $137,000 and $18,000 at December 31, 2009 and 2008, respectively	7,676	4,768
Inventory	1,824	1,425
Prepaid expenses and other current assets	432	259
Costs and estimated earnings in excess of billings on uncompleted contracts	13,674	236
Other receivables	175	94
Deferred tax assets	473	229
Total current assets	28,046	12,782

Property and equipment, net	615	475
Intangible assets	970	1,048
Goodwill	12,254	483
Deferred tax assets, long-term	1,295	25
Total assets	$43,180	$14,813

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$18,347	$3,707
Accrued liabilities	2,043	1,368
Billings in excess of costs and estimated earnings on uncompleted contracts	374	1,206
Taxes payable	293	185
Borrowings, current	1,692	38
Total current liabilities	22,749	6,504

Borrowings, non-current	548	93
Contingent consideration liability	7,725	-
Deferred tax liabilities, long-term	-	343
Total liabilities	31,022	6,940

Shareholders' equity:
Series A convertible preferred stock, par value $.0001 per share: 5,000,000 shares designated; 20,000,000 shares of preferred stock authorized; 3,500,000 shares issued and outstanding at December 31, 2009 and 2008, respectively	-	-
Series B convertible preferred stock, par value $.0001 per share: 2,800,000 shares designated out of 20,000,000 shares of preferred stock authorized; 2,800,000 and 0 shares issued and outstanding at December 31, 2009 and 2008, respectively	-	-
Common stock, par value $.0001 per share; 500,000,000 shares authorized; 29,050,250 and 26,048,075 shares issued and outstanding at December 31, 2009 and 2008, respectively	3	3
Additional paid-in-capital	17,822	7,542
(Accumulated deficit) retained earnings	(5,385)	369
Accumulated other comprehensive income (loss)	(282)	(41)
Total shareholders' equity	12,158	7,873
Total liabilities and shareholders' equity	$43,180	$14,813

PREMIER POWER RENEWABLE ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For Year Ended December 31,
	2009	2008
	(unaudited)
Net sales	$30,750	$44,238
Cost of sales	(26,292)	(38,711)
Gross profit	4,458	5,527

Operating expenses:
Sales and marketing	2,910	2,224
General and administrative	5,808	2,505
Total operating expenses	8,718	4,729

Operating (loss) income	(4,260)	798

Other income (expense):
Interest expense	(89)	(82)
Other income	23	-
Change in fair value of financial instruments	6,485	-
Interest income	44	37
Total other income (expense), net	6,463	(45)

Income before income taxes	2,203	753

Income tax benefit	1,452	40

Net income	3,655	793

Less: Net income attributable to noncontrolling interest	(85)	(224)

Net income attributable to Premier Power Renewable Energy, Inc.	$3,570	$569

Earnings Per Share attributable to Premier Power Renewable Energy, Inc:

Basic	$0.14	$0.03
Diluted	$0.11	$0.02

Weighted Average Shares Outstanding:

Basic	26,050	22,666
Diluted	31,273	23,750